Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the references to us and our reserves report for the year ended December 31, 2013, in VAALCO Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas

May 13, 2014

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